EXHIBIT 99.1

Oakley Acquires Oliver Peoples - a Leading Fashion Eyewear Brand

Acquisition Supports Company's Multi-branded Optics Growth Strategy

Oakley, Inc. (NYSE:OO) today announced the acquisition of privately-held Oliver Peoples, Inc., one of the world's most recognized and most respected luxury eyewear companies, and its subsidiaries. As a result of the acquisition, Oakley has acquired Oliver Peoples' three eyewear brands: Oliver Peoples(R), Mosley Tribes(R), and the licensed Paul Smith(R) eyewear brand.

"Oakley's core business is optics and this will be a focus of our long-term strategy," said Scott Olivet, chief executive officer, Oakley, Inc. "While growing Oakley eyewear is our first priority, we also believe that we can capitalize on complementary consumer and market segments with a multi-branding approach. This will enable us to leverage our capabilities in optics, design, and manufacturing without compromising the Oakley brand's authenticity."

"The acquisition of Oliver Peoples, Mosley Tribes and the Paul Smith license is a tremendous start in the creation of a targeted portfolio of brands. Their position in the fashion eyewear market complements Oakley's leadership in sport performance and active eyewear," continued Olivet. "The brands will access different consumers, distribution channels, and design inspiration while simultaneously benefiting from shared experience, capabilities, and resources."

"Oakley and Oliver Peoples are well-respected brands known for their long history of innovation, quality and consumer loyalty," said Cos Lykos, vice president of business development, Oakley, Inc. "This acquisition will improve Oakley, Inc.'s core sunglass and prescription eyewear market share and marks an important first step in our multi-branded optics business strategy."

"We are very enthusiastic about working with Oakley, the worldwide leader in performance eyewear, and the opportunity to grow our existing luxury eyewear business," said Larry Leight, chief executive officer and chief design officer of Oliver Peoples. "Paramount to this partnership is our continued focus on selective distribution and discreet branding that is fundamental to the discoverability, desirability and exclusivity of Oliver Peoples' products. Together, we will have enhanced resources to further build our brand, expand our strong retail relationships and strengthen our operational capabilities."

The acquisition's aggregate purchase price of up to $55.7 million, subject to post closing adjustments, includes the assumption of approximately $5.0 million of debt and up to $4.0 million in earn-out incentives. Oakley expects the acquisition to be slightly accretive to earnings in 2006.

About Oliver Peoples

Headquartered in Los Angeles, CA, Oliver Peoples was co-founded in 1986 by optician and designer Larry Leight. The company currently has distribution in more than 45 countries worldwide and operates five retail stores located in New York (2 stores), Los Angeles, Costa Mesa and Tokyo.

Oliver Peoples eyewear is seen on many of the world's most well-known celebrities and helped establish the luxury eyewear market. The classic designs fuse old-world aesthetics with modern-day finesse and are priced from $210-420. Paul Smith Spectacles, launched in 1994, includes prescription eyewear and sunglasses featuring whimsical yet classic designs with attention to detail synonymous with one of Britain's leading fashion designers and is priced from $235-335. Launched in 2005, Mosley Tribes is a modern lifestyle brand fusing utility and style and retails from $120-240.

About Oakley, Inc.

Oakley: a world brand, driven to ignite the imagination through the fusion of art and science. Building on its legacy of innovative, market-leading premium sunglasses, the company offers a full array of products including performance and lifestyle apparel, accessories, prescription eyewear, footwear, wristwatches and electronics to consumers in more than 100 countries. Trailing-12-month net sales through September 30, 2005 totaled $638.7 million and generated net income of $52.6 million. Oakley, Inc. press releases, SEC filings and the company's annual report are available at www.oakley.com.

The Oakley Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1533

Safe Harbor Disclaimer

This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "safe harbor" provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are limited to growth and strategies, future operating and financial results, financial expectations and current business indicators and typically identified by the use of terms such as "look," "may," "will," "should," "might," "believe," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be affected by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: risks related to the successful implementation and operation of the company's multi-branded eyewear growth strategy, the company's ability to optimize manufacturing processes, incorporate Oakley's High Definition Optics and expand the brands into additional international markets; the company's ability to integrate the acquisition and benefit from accretive earnings in 2006; the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Luxottica Group S.p.A, which, as a major competitor, could materially alter or terminate its relationship with the company; the company's ability to expand and grow its distribution channels and its own retail operations; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; a weakening of economic conditions could continue to reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; terrorist acts, or the threat thereof, could adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate licensing arrangements without adversely affecting operations and the success of such initiatives; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential impact of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; earthquakes or other natural disasters; the company's ability to identify and execute successfully cost control initiatives; and other risks outlined in the company's SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on From 10-Q for the quarter ended September 30, 2005 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information, except as it is required to do so by securities laws. Nonetheless, the company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

CONTACT:  Oakley, Inc.
          Lance Allega, Director of Investor Relations
          (949) 672-6985
          lallega@oakley.com

          PondelWilkinson
          Rob Whetstone, Investor Relations Counsel
          (310) 279-5963
          rwhetstone@pondel.com